SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C.  20549

                             FORM 8-K

               AMENDMENT TO CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): June 19, 2002

                     Checkpoint Systems, Inc.
     --------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


                          Pennsylvania
      ------------------------------------------------------------
     (State or other jurisdiction of incorporation or organization)



            1-11257                             22-1895850
     ------------------------         --------------------------------
     (Commission File Number)        (I.R.S. Employer Identification No.)



        101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086
    -------------------------------------------------------------------
                (Address of principal executive offices)


                            (856) 848-1800
      -----------------------------------------------------------------
            (Registrant's telephone number, including area code)


                                  N/A
     ------------------------------------------------------------------
          (Former name or address, if changed since last report)

    Item 5.     Other Events
     ------      ------------

     On June 19, 2002 the Registrant (the "Company") issued a press release announcing that it filed a Motion for Post-Trial Relief in the lawsuit brought by ID Security Systems Canada, Inc. The Court has ordered a Stay that will remain in effect pending disposition of the Company's Motion. As a condition of this Stay, the Court ordered the Company to file an approximate $26 million surety bond with the United States District Court for the Eastern District of Pennsylvania and to place approximately 3.2 million of its existing treasury shares in escrow. In accordance with Financial Accounting Standard
(FAS) No. 128, these shares will not be treated as outstanding for earnings per share calculations.

     On June 24, 2004, the Company announced that it had appointed George Off as Interim Chief Executive Officer. Mr. Off will succeed Michael Smith, who is resigning as President and Chief Executive Officer and a member of the Board, effective July 15, to pursue other opportunities. Mr. Off is a member of the Company's Board of Directors.


     Item 7.     Financial Statements and Exhibits
     ------      ---------------------------------

1. Exhibits

     Press release issued June 19, 2002 related to the Company's Motion for Post-Trial Relief is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Press release issued June 24, 2002 related to the appointment of George Off as Interim Chief Executive Officer is attached hereto as Exhibit 99.2 and incorporated herein by reference.

                            Signature
                            ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2002

Checkpoint Systems, Inc.
/s/ W. Craig Burns
Executive Vice President,
Chief Financial Officer and
Treasurer

                 EXHIBIT INDEX
                 -------------

EXHIBIT NO.      DESCRIPTION OF EXHIBITS
------------     -------------------------

99.1     Press release issued June 19, 2002.

99.2      Press release issued June 24, 2002.